CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of Rydex Dynamic Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm and Custodian" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
Baltimore, Maryland
April 30, 2007